EXHIBIT 3.2

                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 01:45 PM 02/07/2005
                                              SRV 050097891-3500201 FILE




                           CERTIFICATE OF AMENDMENT
                                    OF
                          CERTIFICATE OF INCORPORATION



NORTON INDUSTRIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That a meeting of the Board of Directors of Norton INDUSTRIES CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

	    RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST, so that, as amended, said Article shall be and read as follows:

	    FIRST:  The name of the corporation shall be: DUHUA INC.

SECOND: That thereafter, pursuant to resolution if its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said NORTON INDUSTRIES CORPORATION, has caused this certificate to be signed by William Hu, its President and attested by William Hu, its Secretary, this 7th day of February, 2005.


                                        By:    /s/ William Hu
                                             -------------------------
                                               William Hu, President


Attest:                                  By:   /s/ William Hu
                                             -------------------------
                                                   William Hu